                                                                     EXHIBIT 3.2
                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            NETSOLVE, INCORPORATED

         NetSolve, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That at a special meeting of the Board of Directors of NetSolve, Incorporated held on September 30, 1998, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling for approval thereof at the Annual Stockholders Meeting to be held on October 29, 1998. The resolutions setting forth such proposed amendments are as follows:

                RESOLVED, that the Corporation's Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 14,000,000 shares to 25,000,000 shares and that, as amended, Section
(a) of Article Fourth of the Corporation's Restated Certificate of Incorporation shall be and read as follows:

                "Fourth" (a) The total number of shares of stock which the Corporation shall have authority to issue is Thirty-Two Million Five Hundred Thousand (32,500,000), of which Twenty-Five Million (25,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Two Hundred Fifty Thousand Dollars ($250,000.00), shall be Common Stock and of which Seven Million Five Hundred Thousand (7,500,000) shares of the par value of Ten Cents ($.10) each, amounting in the aggregate to Seven Hundred Fifty Thousand Dollars ($750,000.00), shall be Preferred Stock."

                RESOLVED, that the Corporation's Restated Certificate of Incorporation be amended to increase the total number of shares of Common Stock, or options or stock-based awards therefor, issuable by the Corporation to employees of, and consultants to, the Corporation under a stock option or stock-based compensation plan of the Corporation, which are excluded from the definition of Additional Stock for purposes of the antidilution rights of the Series A Preferred Stock, such that, as amended, subsection (b)(6)(c)(ii) of Article Fourth of the Corporation's Restated Certificate of Incorporation shall read in its entirety as follows:
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                (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 6(c)(i)(E)) by this Corporation after April 9, 1991, other than

                           (A) Common Stock issued pursuant to a transaction described in subsection 6(c)(iii), or


                           (B) 3,951,976 shares of Common Stock (excluding shares repurchased by the Corporation) issuable or issued to employees of and consultants to, this Corporation, including options and other stock-based awards therefor issuable to such consultants and employees pursuant to a stock option or stock-based compensation plan approved by the stockholders and directors of this Corporation (less any shares issued or deemed to have been issued prior to April 9, 1991), or

                           (C) In addition to the shares of Common Stock provided in subsection (B) above, 50,000 shares of Common Stock (excluding shares repurchased by the Corporation), including options or warrants therefor issuable or issued from time to time in the discretion of the Board of Directors of the Corporation, or

                           (D)    Common Stock issued or issuable upon
                                  conversion of Preferred Stock, or

                           (E) Common Stock issued or issuable upon the exercise of those certain warrants issued by the Corporation to certain lenders in connection with that certain Secured Demand Note Agreement dated as of November 16, 1990, as amended and restated, or

                           (F) Common Stock issued or issuable upon the exercise of those certain warrants (including the issuance of such warrants) issued by the Corporation to certain investors under that certain Series B Preferred Stock Purchase Agreement dated as of October 19, 1992, as amended, or

                           (G) Additional Common Stock issued or issuable upon the exercise of warrants or options issued by the Corporation by virtue of the operation of the antidilution provisions of warrants or options previously issued by the Corporation or by amendment thereto in satisfaction of such antidilution provisions."

           RESOLVED, that the Corporation's Restated Certificate of Incorporation be amended to
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increase the total number of shares of Common Stock, or options or stock-based awards therefor, issuable by the Corporation to persons or entities under a stock option or stock-based compensation plan of the Corporation, which are excluded from the definition of Additional Stock for purposes of the antidilution rights of the Series B Preferred Stock, such that, as amended, subsection (6)(c)(ii) of the Series B Designation shall read in its entirety as follows:

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 6(c)(i)(E)) by this Corporation after October 19, 1992, other than

                       (A) Common Stock issued pursuant to a transaction described in Subsection 6(c)(iii), or

                       (B) 3,951,976 shares of Common Stock (excluding shares repurchased by the Corporation) issuable or issued to employees of and consultants to, this Corporation, including options and other stock-based awards therefor issuable to such consultants and employees pursuant to a stock option or stock-based compensation plan approved by the stockholders and directors of this Corporation (less any shares issued or deemed to have been issued prior to October 19, 1992), or

                       (C) In addition to the shares of Common Stock provided in subsection (B) above, 50,000 shares of Common Stock (excluding shares repurchased by the Corporation), including options or warrants therefor issuable or issued from time to time in the discretion of the Board of Directors of the Corporation, or

                       (D) Common Stock issued or issuable upon conversion of Preferred Stock, or

                       (E) Common Stock issued or issuable upon the exercise of those certain warrants (including the issuance of such warrants) issued by the Corporation to certain investors under that certain Series B Preferred Stock Purchase Agreement dated as of October 19, 1992, as amended, or

                       (F) Additional Common Stock issued or issuable upon the exercise of warrants or options issued by the Corporation by virtue of the operation of the antidilution provisions of warrants or options previously issued by the Corporation or by amendment thereto in satisfaction of such antidilution provisions."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the 1998 Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance
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with Section 222 of the General Corporation Law of the State of Delaware, at
which meeting the necessary number of shares as required by statute were voted in favor of said amendments.

      THIRD: That each of said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendments.

      IN WITNESS WHEREOF, the said NetSolve, Incorporated has caused this certificate to be executed by Craig S. Tysdal, its President and Chief Executive Officer, and attested by Kenneth C. Kieley, its Vice President-Finance, Chief Financial Officer and Secretary, this 30th day of November, 1998.



                                        NETSOLVE, INCORPORATED


                                        By:  /s/ Craig S. Tysdal
                                           ----------------------------------
                                             Craig S. Tysdal, President and
                                             Chief Executive Officer

ATTEST:


/s/   Kenneth C. Kieley
------------------------------------
Kenneth C. Kieley, Vice President-
Finance, Chief Financial Officer
and Secretary